                                                                   EXHIBIT 10.24



                                RELEASE AGREEMENT


              Made and entered into this 7th day of December, 2000


       PLEASE READ CAREFULLY. THIS RELEASE AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AS OF THE DATE OF THIS AGREEMENT, AS WELL AS ALL CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AGAINST DEVX ENERGY, INC., AND ANY OF ITS PARENT OR AFFILIATE COMPANIES OR DIVISIONS.


BETWEEN



       DevX Energy, Inc. a Delaware company ("DEVX"), DevX Energy, Inc., a Nevada company ("DEVXn"), DevX Energy (Canada), Inc. ("DEVXc"), DevX Operating Company., a Nevada Company ("OPCO") and Corrida Resources Inc. a Nevada Company ("Corrida"), each of which have an office at 13760 Noel Rd, Suite 1030, Dallas TX., 75240-7336.

       (DEVX, DEVXc, DEVXn, OPCO and Corrida shall be collectively referred to herein as the "Company Group")



AND

       Bruce I. Benn, of 20 Inverness Ave. Ottawa, Ontario Canada, K2E 6N7

       ("Benn" or "Employee").





WHEREAS: the Employee has been employed by DEVXc under a contract of employment dated December 15, 1997 (the "Contract") and, pursuant to the Contract, has served as Executive Vice-President and Secretary of DEVX as well as Vice-President of DEVXc, DEVXn, OPCO and Corrida.



AND WHEREAS, the obligations of DEVc under the Contract were guaranteed by DEVX.

AND WHEREAS the Employee also served as director of DEVX until his resignation therefrom on October 26, 2000;

AND WHEREAS DEVX recently completed a reorganization and public offering of stock as more particularly described in the Registration Statement on form S2 filed with the Securities and Exchange Commission on October 6, 2000 as number 333-41992 (the "Registration Statement");

AND WHEREAS pursuant to such reorganization and public offering, the Employee, by letter agreement dated September 12, 2000, surrendered all options previously granted to him under the DEVX's 1997 Incentive Stock Option Plan and, by further letter agreement dated October 31 2000, acknowledged and agreed that none of the transactions contemplated by the Registration Statement would constitute a change of control for the purposes of the Contract;

AND WHEREAS Employee and DEVXc have agreed that Employee will cease his employment with DEVXc and resign all positions with all other members of the Company Group; and

AND WHEREAS, the parties have agreed to resolve any and all potential disputes, claims, or causes of action which have or may have arisen between them and growing out of Employee's employment with DEVXc and his positions with members of the Company Group;

NOW, THEREFORE, in consideration of the following mutual promises, payments and conditions contained in this Agreement, and effective on the eighth day following Employee's execution of this Agreement ("Effective Date"), the parties voluntarily agree as follows:

1 Severance Date. Employee's employment with DEVXc has ended as of November 10, 2000 ("Last Day Worked").


2 Resignation. Employee hereby resigns his employment with DEVXc effective as of 5:00 p.m. EST on the Last Day Worked. Employee also hereby resigns all his remaining officer and director positions with all members of the Company Group effective as of 5:00 p.m. EST on November 24, 2000. Each member of the Company Group hereby accepts the Employee's resignations.

3 Severance Payment. DEVX, for and on behalf of itself, DEVXc and every other member of the Company Group, agrees to pay the Employee a severance package of US$295,000 consisting of a lump sum payment of US$45,000 payable on the

       Effective Date plus 20 equal monthly payments of US$12,500 payable on the last business day of every month from November 2000 through and including June 2002 provided that if there is a Change of Control (as hereinafter defined), all remaining monthly payments shall accelerate and become due and payable immediately upon such Change of Control. The Employee acknowledges and agrees that DEVX may deduct from any and all such payments, all applicable federal, provincial or state taxes as it may be required by law to withhold therefrom.

4 Medical and Other Benefits. DEVXc shall maintain until June 30 2002 for the continued benefit of the Employee coverage under those of its medical, dental and life insurance plans as are specified on Schedule A. Any benefits not specifically stated on Schedule A shall cease on Employee's Last Day Worked. Employee acknowledges and agrees that, because he is a Canadian resident and citizen, no member of the Company Group is required to maintain or pay for any health care or other benefit programs for or on account of the Employee pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA").

5 Covenant of Confidentiality. For the purposes of this Agreement, Confidential Information shall mean all written, computer readable or other tangible forms of information, documents, memoranda, or other materials prepared by or on behalf of any of the Company Group, or the business, properties and assets thereof, including, without limitation, production reports, reserve reports, exploration programs or targets, work-over programs, capital expenditures, proposed or ongoing property acquisitions or divestments, employee lists and evaluation reports and financial and performance reports, plans or projections. All Confidential Information which has or will come into Employee's possession regarding shall be deemed to be confidential and proprietary to DEVX and its sole and exclusive property. Employee agrees that he will not divulge to any other party any Confidential Information, except as required by law. Additionally, Employee agrees that upon Employee's termination of employment, Employee shall promptly return to the Company Group any and all Confidential Information that is in Employee's possession. Each member of the Company Group agrees to keep the terms of this Agreement confidential and not divulge such terms to any other party except as required by law.

6 Covenant of Cooperation. Employee agrees to cooperate with the Company Group in resolving or pursuing any litigation or administrative proceedings involving any matters with which Employee was involved during Employee's employment with DEVXc or his relationship or position with any and all members of Company Group.

7 Covenants of Non-Solicitation and Non-Disparagement. Employee agrees that for the period of 26 months following the Last Day Worked, he will not solicit or induce or attempt to solicit or induce on behalf of himself or any other person or entity, any employee of any member of the Company Group, to terminate such employee's employment with the particular member of the Company Group as the case may be. Employee also agrees not to make any negative or adverse remarks whatsoever concerning the business, operations, technologies, products, services, marketing strategies, pricing policies, management, business practices, employees, officers, directors, agents, representatives, affiliates, affairs and/or financial condition of the Company Group.

8 Covenant of Non-Competition Employee agrees that in consideration of the payment of US$5,000 payable by and on behalf of the Company Group on the Effective Date hereof and of the fact that in connection with his employment Employee has received Confidential Information, he will not for a period of 26 months following the Last Day Worked, directly or indirectly engage in the business of the acquisition of oil and natural gas reserves or of the production, exploration and exploitation of oil and natural gas reserves; or any other business in which any member of the Company Group is directly or indirectly engaged as of the Last Day Worked; provided, however, that the restriction in this Section 8 shall apply only to the geographic area consisting of a 5 mile strip around and contiguous to the perimeter of any oil and natural gas property in which any member of the Company Group directly or indirectly has an interest as of the Last Day Worked as more particularly set out in Schedule B. The Employee agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 8 is overly restrictive or otherwise unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and, as so reduced or modified, the parties hereto agree that the restrictions of this Section 8 shall remain in full force and effect. The Employee acknowledges and agrees that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the businesses, investments and goodwill of DEVX and each member of the Company Group. The Employee acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Employee has been engaged in the business of DEVX and the other members of the Company Group, the Employees' reputation in the markets in which the members of the Company Group do business and the Employee's relationship with the suppliers, customers and clients of the members of the Company Group. The Employee further acknowledges that the restrictions contained herein are not burdensome to the Employee in light of the consideration paid therefore, and the other opportunities that remain open to the Employee. Moreover, the Employee acknowledges that he has means available to him for the pursuit of his livelihood that do not conflict with the provisions of this Section.

9 Employee Release. In consideration of the severance package and the mutual covenants contained herein, the Employee forever and unconditionally releases and discharges the Company Group, and each member thereof and their respective owners, directors, officers, employees, assigns, representatives or agents, and the Company Group, and member thereof and each of their respective owners, directors, officers, employees, assigns, representatives or agents, forever and unconditionally releases and discharges the Employee from any and all claims, demands, complaints, or causes of action of any nature relating to or arising out of Employee's employment with DEVXc and any and all of his director and executive officer positions with any and all members of the Company Group. Such release encompasses, but is not limited to, any and all claims by Employee for severance amounts, wages, salary, bonuses, stock options or other benefits of employment payable under the Contract or otherwise, whether or not in the context of a change of control. For greater certainty, it is hereby acknowledged and agreed that except as expressly provided in this Agreement, no member of the Company Group shall have any further obligation to make any payment or provide any benefit to the Employee under the Contract or otherwise. Such release also encompasses, but is not limited to, all claims under U.S. and Canadian federal, provincial, or state statutes, or under equity or common law, or in tort or contract, whether express or implied, but does not encompass the obligations of the parties under this Agreement.

10 Indemnity. DEVX, and each member of the Company Group shall jointly and severally indemnify, to the full extent authorized by the laws of their respective incorporating jurisdictions, the Employee and his heirs, executives, administrators and legal representatives, from any and all suits, claims, actions, demands or proceedings of any kind to which the Employee is named or in respect of which he may be or become liable by reason of the fact that he is or was a director, officer or employee of any member of the Company Group or by reason of the fact that he is or was the representative of the Company or any member of the Company Group on any other corporation, trust, joint venture or enterprise not part of the Company Group or serving such other entity in any capacity at the Company's request, save and except in all cases for acts of fraud committed by the Employee

11 Waiver of Rights. Employee further agrees that it will not file any complaint, petition, or lawsuit against any member of the Company Group with any state or federal court, except for any such lawsuit specifically required for the enforcement of this Agreement. If the Employee, or anyone acting on his behalf, files any such lawsuit, petition, complaint, or if any court assumes jurisdiction of any lawsuit, petition, complaint or charge against any member of the Company Group regarding or involving Employee's employment with DEVXc or his position with any other member of the Company Group, Employee will, forthwith upon demand by DEVX, request such agency or court to withdraw from the matter and dismiss said action and reimburse the affected member of the Company Group for all costs, including attorneys' fees, incurred as a result of such complaint, petition, lawsuit, or charge.

12 Mutual Non-Admission. This Agreement shall not in any way be construed as an admission or as a waiver by either Party of any illegal act or violation of or by the other of any federal, state, or local statute, law, ordinance, or of any breach of any express or implied contract or any right whatsoever by or against the other party.

13 Entire Agreement. Each party represents and acknowledges that in executing this Agreement it does not rely and has not relied upon any prior representations or prior agreements, written, verbal, express or implied, made by the other party or its employees, officers, agents, representatives, or attorneys concerning the subject matter of this Agreement and this Agreement represents the entire agreement between the parties concerning the subject matter hereof.

14 Vacation Pay The parties agree that the amount of accrued vacation pay for which the Employee is eligible up to and including the Last Day Worked is 4 weeks of the Employee's Base Salary in effect at such time and that US$12,307.69 is the equivalent of 4 weeks of such Base Salary. Accordingly, in addition to all other amounts otherwise payable in this Agreement, the Company shall pay the sum of US$12,307.69 (less all applicable taxes) to the Employee on the Effective Date for and on account of accrued vacation pay.

15 Accrued Salary & Benefits. Employee acknowledges and agrees that he has received all accrued salary and benefits (except for vacation pay as described in Section 14) payable under the Contract up to and including the Last Day Worked plus the additional sum of US$20,000 paid on account of all of the first and part of the second monthly severance payments described in Section 3.

16 Binding on Parties. This Agreement shall be binding upon the parties and their respective heirs, third party beneficiaries, administrators, representatives, executors, successors, assigns and affiliated entities.

17 Specific Remedy. As a further material inducement to enter into this Agreement, a party breaching this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including without limitation, attorneys' fees arising out of any such breach of this Agreement. In addition, any breach of this Agreement will entitle the non-breaching party to seek injunctive relief and to recover any actual damages incurred as a result of such breach.

18 Severability. Should any provision of this Agreement be declared to be or determined to be illegal or invalid, the validity of the remaining parts of this Agreement will not be affected.

19 Legal Advice By Employee's signature below, he represents and confirms that: (a) he has read this Agreement carefully and completely, (b) he has been given a period of at least twenty-one (21) days to consider and review the terms of this Agreement, (c) he has been informed of his right to consult with legal and financial counsel and has had ample opportunity to do so (d) he understands and agrees to all the provisions contained in this Agreement, and (e) he is signing freely and voluntarily, without duress, coercion or undue influence.

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

20 Governing Law This Agreement shall be governed and construed according to the laws of the Province of Ontario, Canada without regard to the conflict of laws provisions thereof. Each party submits to the jurisdiction of the courts of Ontario with respect to any dispute hereunder or in connection herewith.

21 Change of Control. For purposes of this Agreement, a "Change of Control" shall mean:


       21.1 the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities and Exchange Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the United States Securities and Exchange Act) of 15% or more of either (A) the then outstanding shares of common stock of DEVX (the "OUTSTANDING COMPANY COMMON STOCK") or (B) the combined voting power of the then outstanding voting securities of DEVX entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); (w) any acquisition directly from DEVX (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by DEVX, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by DEVX or any corporation controlled by DEVX, or (z) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation, if, following such reorganization, merger, or consolidation, the conditions described in clauses (A), (B), and (C) of Paragraph 19.3 are satisfied; or

       21.2 individuals who, as of the date of this Agreement, constitute the Board of Directors of DEVX (the "INCUMBENT BOARD") cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the DEVX stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of DEVX; or

       21.3 consummation of a reorganization, merger, or consolidation of DEVX, with or without approval by the stockholders of DEVX, in each case, unless, following such reorganization, merger, or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the

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

              election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation or a the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation where members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, or consolidation; or

       21.4 consummation of a sale or other disposition of all or substantially all the assets of DEVX, with or without approval by the stockholders of DEVX, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of DEVX or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of DEVX; and

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

       21.5 approval by their respective stockholders of a complete liquidation or dissolution of DEVX or DEVXc


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





SIGNED IN DALLAS, TEXAS ON THE 7TH DAY OF DECEMBER, 2000.

EMPLOYEE





/s/ Bruce I. Benn
---------------------------
By: Bruce I. Benn


DEVX ENERGY, INC. (DELAWARE)                DEVX ENERGY, INC. (NEVADA)




By: /s/ Edward J. Munden                    BY: /s/ Edward J. Munden
   -------------------------                   ------------------------
Name:   Edward J. Munden                    Name:   Edward J. Munden
Title:  President                           Title:  President


DEVX OPERATING COMPANY                      CORRIDA RESOURCES, INC.





By: /s/ Edward J. Munden                    BY: /s/ Edward J. Munden
   -------------------------                   ------------------------
Name:   Edward J. Munden                    Name:   Edward J. Munden
Title:  President                           Title:  President


DEVX ENERGY (CANADA), INC.





By: /s/ Edward J. Munden
   -------------------------
Name:   Edward J. Munden
Title:  President



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



                                   Schedule A
                            To the Release Agreement
                         Dated December 7, 2000 between
   DevX Energy, Inc. (the "Company") et al and Bruce I. Benn (the "Employee")


List of Benefits to be provided to June 30, 2002

       1. Group Health, Life & Disability Policy #230126 issued by The Great West Life Assurance Company (the "Plan") as the said Plan pertained to the Employee and his spouse and children on the day immediately preceding the Effective Date of the Release. [Annual premium cost = C$5,393.16]


Provided that, if the Employee is or becomes ineligible for continued benefits under any or all of the policies described above (the "Policies") by virtue of his no longer being an employee of the Company, then the Company shall in its discretion, in respect of the period from the Effective Date to June 30, 2002, either (A) establish at its expense for the benefit of the Employee and his spouse and children such other plans or policies (the "Alternate Policies") as will provide benefits that are reasonably equivalent to the benefits to which the Employee and his spouse and children were entitled to receive under the terms of Policies on the day immediately preceding the Effective Date, or (B) pay the Employee the cash equivalent of the out-of-pocket costs the Company would have incurred in respect of such plans had the employee remained employed with the Company for that period.


Provided further the obligation of the Company to provide benefits hereunder shall cease in the event that the Employee becomes eligible for reasonably equivalent benefits by virtue of his employment with any other employer following the Effective Date.


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



                                   Schedule B
                            To the Release Agreement
                         Dated December 7, 2000 between
   DevX Energy, Inc. (the "Company") et al and Bruce I. Benn (the "Employee")

1. All those properties described in that certain Purchase and Sale Agreement dated March 19, 1998 by and among DEVX (then known as Queen Sand Resources, Inc.) and other members of the Company Group and Morgan Guarantee Trust Company of New York as Trustee under a Declaration of Trust dated November 10, 1982, as amended, for certain Commingled Pension Trust Funds SAVE AND EXCEPT those certain properties described therein as East Hackberry, Giddings, Flores, Cadre, Conley and Samson.


2. Those certain properties described in that certain Purchase and Sale Agreement dated August 1, 1997 between DEVX (then known as Queen Sand Resources, Inc.) and Collins & Ware, Inc. and being more particularly described as follows:

       2.1. Oil, Gas and Mineral Lease dated January 3, 1990 by and between John B. Harvard, Jr., and wife, Mary Harvard, as Lessor, and Holly Petroleum, Inc., as Lessee, recorded in Volume 317 at Page 673 of the Official Public Records of Martin County, Texas.

       2.2. Oil, Gas and Mineral Lease dated January 1, 1990 by and between Margaret Mae Good Cottrell, a married woman, dealing in her sole and separate property, as Lessor, and K. Bryan Reeves, as Lessee, recorded in Volume 317 at Page 385 of the Official Public Records of Martin County, Texas.

       2.3. Oil, Gas and Mineral Lease dated January 1, 1990 by and between Clarence H. Good, a married man, dealing in his sole and separate property, as Lessor, and K. Bryan Reeves, as Lessee, recorded in Volume 317 at Page 673 of the Official Public Records of Martin County, Texas.

       2.4. Oil, Gas and Mineral Lease dated January 1, 1990 by and between Lola Fay Good Craddock, dealing in her sole and separate property, as Lessor, and K. Bryan Reeves, as Lessee, recorded in Volume 317 at Page 391 of the Official Public Records of Martin County, Texas.

       2.5. Oil, Gas and Mineral Lease dated January 1, 1990 by and between Susan Edith Chenault, a widow, as Lessor, and K. Bryan Reeves, as Lessee, recorded in Volume 317 at Page 391 of the Official Public Records of Martin County, Texas.

       2.6. Oil, Gas and Mineral Lease dated February 18, 1974 by and between Mary L. Holcombe, a widow, as Lessor, and R. William Cone, as Lessee, recorded in Volume 154 at Page 363 of the Official Public Records of Martin County, Texas.

       2.7. Oil, Gas and Mineral Lease dated September 28, 1993 by and between Kenneth H. Gray, as Lessor, and Collins & Ware, Inc., as Lessee, recorded in Volume 34 at Page 258 of the Official Public Records of Martin County, Texas.

       2.8. Oil, Gas and Mineral Lease dated September 28, 1993 by and between Mary M. Reeves, DBA Hopewell Investments, as Lessor, and Collins & Ware, Inc., as Lessee, recorded in Volume 34 at Page 260 of the Official Public Records of Martin County, Texas.

       2.9. Oil, Gas and Mineral Lease dated July 9, 1958 by and between E. H. Chandler and William A. Childress, as Lessors, and R. V. Butler, as Lessee, recorded in Volume 29 at Page 474 of the Official Public Records of Martin County, Texas.

       2.10. Oil, Gas and Mineral Lease dated November 29, 1961 by and between Elma Letcher Slaughter, a widow, and Anella Slaughter Bauer, a widow, as Lessors, and Pan American Petroleum Corporation, as Lessee, recorded in Volume 36 at Page 367 of the Official Public Records of Martin County, Texas.

       2.11. Oil, Gas and Mineral Lease dated July 9, 1958 by and between E. H. Chandler and William A. Childress, as Lessors, and R. V. Butler, as Lessee, recorded in Volume 29 at Page 455 of the Official Public Records of Martin County, Texas.

       2.12. Oil, Gas and Mineral Lease dated November 29, 1961 by and between Elma Letcher Slaughter, a widow, and Anella Slaughter Bauer, a widow, as Lessors, and Pan American Petroleum Corporation, as Lessee, recorded in Volume 36 at Page 361 of the Official Public Records of Martin County, Texas.

       2.13. Oil, Gas and Mineral Lease dated July 9, 1958 by and between E. H. Chandler and William A. Childress, as Lessors, and R. V. Butler, as Lessee, recorded in Volume 29 at Page 474 of the Official Public Records of Martin County, Texas.

       2.14. Oil, Gas and Mineral Lease dated November 29, 1961 by and between Elma Letcher Slaughter, a widow, and Anella Slaughter Bauer, a widow, as Lessors, and Pan American Petroleum Corporation, as Lessee, recorded in Volume 36 at Page 367 of the Official Public Records of Martin County, Texas.

       2.15. Oil and Gas Lease dated August 1, 1995 by and between the Texas Scottish Rite Hospital for Crippled Children, as Lessor, and Collins & Ware, Inc., as Lessee, recorded in Volume 304 at Page 141 of the Oil & Gas Records of Reagan County, Texas and Volume 112 at Page 196 of the Official Public Records of Irion County, Texas, as amended by that certain Amendment to Oil and Gas Lease dated effective February 1, 1997, recorded in Volume 315 at Page 121 of the Oil and Gas Records of Reagan County, Texas, and as further amended by that certain Second Amendment to Oil and Gas Lease dated effective October 15, 1998, recorded in Volume 327 at Page 51 of the Oil and Gas Records of Reagan County, Texas and Volume 130 at Page 393 of the Official Public Records of Irion County, Texas, and as further amended by that certain Third Amendment to Oil and Gas Lease dated effective July 24, 2000, recorded in Volume 18 at Page 17 of the Official Public Records of Reagan County, Texas and Volume 138 at Page 583 of the Official Public Records of Irion County, Texas.

       2.16. Oil and Gas Lease dated March 15, 1996 by and between the Texas Scottish Rite Hospital for Crippled Children, as Lessor, and Collins & Ware, Inc., as Lessee, recorded in Volume 310 at Page 473 of the Official Public Records of Reagan County, Texas and Volume 116 at Page 675 of the Official Public Records of Irion

              County, Texas, as amended by that certain Amendment to Oil and Gas Lease dated effective September 1, 1997, recorded in Volume 319 at Page 473 and Volume 319 at Page 469 of the Official Public Records of Reagan County, Texas, and in Volume 124 at Page 512 and Volume 124 at Page 504 of the Official Public Records of Irion County, Texas, and as further amended by that certain Second Amendment to Oil and Gas Lease dated effective October 15, 1998, recorded in Volume 327 at Page 63 of the Official Public Records of Reagan County, Texas and Volume 130 at Page 405 of the Official Public Records of Irion County, Texas.


3. Those certain lands or land being situated in Meade, Hardin and Breckinridge Counties, Kentucky and being more particularly described as being located in and within a five (5) mile radius of those certain lands or land covered by those oil and gas leases more particularly described in that certain Development Agreement dated February 7, 1996 by and between Nasgas, LLC and Indeck Energy Services, Inc. and that certain Development Agreement dated May 29, 1997 by and between Nasgas, LLC and The Estate of Betty Jo Pare'.


4. All properties located in Lea and Chavez Counties, New Mexico in which any member of the Company Group has an interest.

5. All properties described as existing exploratory projects and prospects in Section II. of that certain Relationship and Participation Agreement dated September 14, 2000 by and between DEVX (then known as Queen Sand Resources, Inc.) and Aspen Integrated Oil & Gas, L.L.C. as further set forth in that certain Domestic Onshore U.S. Exploration Proposal to Queen Sand Resources, Inc. dated June 13, 2000 and prepared by Aspen Integrated Oil & Gas, L.L.C.




    ALL OF THE AGREEMENTS AND PROPOSALS REFERENCED IN THIS SCHEDULE B MAY BE
                  REVIEWED AT THE OFFICES OF DEVX ENERGY, INC.




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